UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐ Preliminary Proxy Statement

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☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-12

LEARN CW INVESTMENT
CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2024

LEARN CW INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40885	98-1583469
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11755 Wilshire Blvd. Suite 2320 Los Angeles, California (Address of principal executive offices)	90025 (Zip Code)

Registrant’s telephone number, including area code (424) 324-2990

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, $0.0001 par value	LCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On September 10, 2024, Learn CW Investment Corporation, a Cayman Islands exempted company (“Learn CW”) filed a definitive proxy statement/consent solicitation statement/prospectus (the “Definitive Proxy Statement”) for the solicitation of proxies in connection with an extraordinary general meeting (the “Extraordinary General Meeting”) of Learn CW’s shareholders, to vote upon, among other things, a proposal to approve and adopt the Business Combination Agreement (the “Business Combination Agreement”), by and among Learn CW, Learn SPAC HoldCo, Inc. a Delaware corporation and direct, wholly-owned subsidiary of Learn CW (“Holdco”), LCW Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Holdco (“LCW Merger Sub”), Innventure Merger Sub, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of Holdco (“Innventure Merger Sub”), and Innventure LLC, a Delaware limited liability company (“Innventure”), and the transactions contemplated therein (the consummation of which are referred to herein as the “Business Combination”) (the “Business Combination Proposal”).  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Definitive Proxy Statement.

Item 1.01	Entry into a Material Definitive Agreement.

Entry into Side Letters

On September 24, 2024, Learn CW, Innventure, Holdco, LCW Merger Sub and Innventure Merger Sub entered into a side letter to the Business Combination Agreement (the “BCA Side Letter”).  The BCA Side Letter waives and modifies certain provisions within the Business Combination Agreement, including (among others): (i) Learn CW’s covenants to list its Learn CW Class A Ordinary Shares and Learn CW Public Warrants on the listing exchange; (ii) any breach of Innventure’s covenants resulting from its termination of certain purchase agreements by and among Innventure, Michael Otworth and John Scott and its arrangement with Innventure1, in each case, where Innventure agreed to issue Class B-1 Preferred Units to Mr. Otworth, Dr. Scott and Innventure1 in exchange for their shares of PCT’s common stock; (iii) the classification of certain cost, fees and expenses as “Parent Transaction Costs” (as defined within the Business Combination Agreement); (iv) any breach of or default under the Business Combination Agreement in respect of certain promissory notes; and (v) required contents of certain pre-closing deliverables relating to payments and share issuances at Closing.  The parties subject to the BCA Side Letter also acknowledge and agree (i) that certain financings are to be considered “Additional Financings” (as defined within the Business Combination Agreement) under certain circumstances and (ii) to increase the size of the Learn CW Convertible Promissory Note to $4.8 million.

The foregoing description of the BCA Side Letter does not purport to be complete and is subject to and qualified in its entirety by reference to the BCA Side Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 24, 2024, Learn CW, Innventure, Holdco, LCW Merger Sub and Innventure Merger Sub also entered into a side letter to the Sponsor Support Agreement (the “SSA Side Letter”).  The SSA Side Letter waives and modifies certain provisions within the Sponsor Support Agreement, including (among others): (i) certain financings are to be considered “Additional Financings” (as defined within the Sponsor Support Agreement) under certain circumstances; (ii) the Sponsor may assign all of its rights, title, interest and obligations under the Sponsor Support Agreement to the permitted transferee of its Subject Securities (as defined in the Sponsor Support Agreement ); and (iii) as of the date of the SSA Side Letter, the VWAP Completion Event (as defined in the Sponsor Support Agreement ) is deemed to have been satisfied in full, without any further action by any person, meaning that there is no longer any lockup on the At Risk Sponsor Shares (as defined in the Sponsor Support Agreement ) received by the Sponsor pursuant to the provisions of the Sponsor Support Agreement.

The foregoing description of the SSA Side Letter does not purport to be complete and is subject to and qualified in its entirety by reference to the SSA Side Letter, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Entry into Series B Preferred Stock Investment Agreement

On September 24, 2024, Holdco entered into an investment agreement (the “Series B Investment Agreement”) with Commonwealth Asset Management LP (together with its assignee, the “Series B Investor”), pursuant to which Holdco agrees to issue and sell to the Series B Investor an aggregate of 750,000 shares of Holdco’s Series B Preferred Stock, par value $0.0001 per share, (the “Series B Preferred Stock”) in a private placement, at a price of $10.00 per share of Series B Preferred Stock (the “Series B Preferred Stock Financing”).  The Series B Preferred Stock Financing is expected to close concurrently with the consummation of the Business Combination and is expected to provide Holdco with approximately $7.5 million of gross proceeds before deducting fees and other estimated offering expenses. Additionally, Holdco is currently negotiating with potential investors for the issuance and sale of additional Series B Preferred Stock (the "Additional Preferred Stock Financing") in a private placement. Notwithstanding the foregoing, the Additional Preferred Stock Financing is subject to general economic, industry and market conditions and other events and factors, many of which are beyond Holdco's control. There is no guarantee that the Additional Preferred Stock Financing will close or that Holdco will receive proceeds from such financing.

The Series B Investment Agreement contains customary representations, warranties, and covenants by the parties, including certain indemnification obligations of the Series B Investors.  The representations, warranties, and covenants contained in the Series B Investment Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Series B Investment Agreement and are subject to limitations agreed upon by contracting parties.  Accordingly, the form of the Series B Investment Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Series B Investment Agreement and not to provide investors with any other factual information regarding Holdco or its business and should be read in conjunction with the disclosures in Holdco’s periodic reports and other filings with the Securities and Exchange Commission (the “Commission”).

As part of the Series B Investment Agreement, Holdco is required to prepare and file a registration statement with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale of the shares of common stock, par value $0.0001 per share (“Holdco Common Stock”), issuable upon conversion of Series B Preferred Stock within 120 days from the original issuance date.

The foregoing description of the Series B Investment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the form of Series B Investment Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The Series B Preferred Stock

Upon the consummation of the Business Combination, Holdco’s authorized capital stock will consist of 250,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share. Of the 25,000,000 shares of preferred stock authorized by the Amended and Restated Certificate of Incorporation, the Holdco Board is expected to designate 3,000,000 shares as “Series B Preferred Stock” on the Closing Date. The Certificate of Designation that will be filed with the Delaware Secretary of State for the Series B Preferred Stock (the “Series B Preferred Stock Certificate of Designation”) will establish the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of such Series B Preferred Stock, which terms are described in more detail below.

Ranking

With respect to payment of dividends, the Series B Preferred Stock shall rank senior in priority of payment to all Junior Stock and Parity Stock in any liquidation, dissolution, winding up or distribution of Holdco, and junior to any existing or future secured or unsecured indebtedness and other liabilities (including trade payables) of Holdco. With respect to (a) distribution of assets and (b) all other liquidation, winding up, dissolution, dividend and redemption rights, the Series B Preferred Stock shall rank pari passu in priority of payment to all Parity Stock and senior in priority of payment to all Junior Stock in any liquidation, dissolution, winding up or distribution of the Company, and junior to any existing or future secured or unsecured indebtedness and other liabilities (including trade payables) of the Company.

“Junior Stock” means (i) Holdco Common Stock and (ii) any other preferred stock, other than the Series A Preferred Stock, if issued, and any other equity interest of Holdco, in each case which by its terms ranks junior to the Series B Preferred Stock with respect to payment of dividends and/or distribution of assets.

“Parity Stock” means the Series A Preferred Stock, if issued, and any equity interest of Holdco hereinafter created which by its terms ranks pari passu with the Series B Preferred Stock.

Dividends

The Series B Preferred Stock will carry an annual 8.0% cumulative dividend, which will be paid prior to and in preference over any Junior Stock or Parity Stock.  On the last day of the last quarter in each fiscal year of Holdco such dividends will be made as a payment in kind.

Voting Rights

Per each whole share of Series B Preferred Stock, the holders of Series B Preferred Stock will be entitled to cast the number of votes equal to (i) the Original Issue Price, which is $10.00, divided by (ii) the Minimum Price (which shall have the meaning assigned in Nasdaq Listing Rule 5635(d)) of Holdco Common Stock as of the initial issue date of the Series B Preferred Stock and will vote with the holders of Holdco Common Stock as a single class and on an as-converted basis, except as provided by law or applicable Nasdaq Listing Rules.

Mandatory Conversion at the Company’s Option

On the date that is the fifth anniversary of the initial issuance date of the Series B Preferred Stock, all shares of Series B Preferred Stock will be converted into shares of Holdco Common Stock.

Optional Conversion at the Holder’s Option

Holders of Series B Preferred Stock may convert all of their respective shares of Series B Preferred Stock into shares of Holdco Common Stock upon the effectiveness of a registration statement to be filed by Holdco providing for the resale of the shares of Holdco Common Stock issuable upon conversion of shares of Series B Preferred Stock.

Conversion Rate

The number of shares of Holdco Common Stock that each holder of Series B Preferred Stock will receive upon conversion of all of such holder’s shares of Series B Preferred Stock will be the number of shares equal to the Series B Conversion Rate (as defined below) multiplied by the number of shares of Series B Preferred Stock held by such holder (subject to a threshold amount). No fractional shares shall be issued upon the exercise of any conversion right. Any fractional shares that a holder would otherwise be entitled to will be rounded up to the next whole share.

“Series B Conversion Rate” means a fraction whose numerator is the Original Issue Price, which is $10.00 per share of Series B Preferred Stock, and whose denominator is the lesser of (i) the Reset Conversion Price or (ii) $12.50.

“Reset Conversion Price” means the greater of (a) $5.00 and (b) the 10-trading day volume-weighted average closing price of the Holdco Common Stock.

Adjustments

Holders of Series B Preferred Stock will have rights to certain adjustments for stock dividends stock splits and rights in connection with certain subsequent rights offerings.

The foregoing description of the Series B Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the form of Series B Preferred Stock Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Termination of Class B-1 Unit Purchase Agreement

On August 25, 2023, Innventure entered into unit purchase agreements (“Purchase Agreements”) with each of John Scott, Innventure’s Chief Strategy Officer, and Michael Otworth, Innventure’s Executive Chairman, (each a “Purchaser” and together the “Purchasers”), who are each members of Innventure1 LLC (“Innventure1”), itself a related party of Innventure. Under the terms of the unit purchase agreements, Innventure agreed to issue the Purchasers Class B-1 Preferred Units upon the release of Mr. Scott and Mr. Otworth’s contractual restrictions under lock-up agreements entered into between Mr. Scott and Mr. Otworth and PureCycle Technologies, Inc. On September 20, 2024, Innventure and the Purchasers entered into a Termination Agreement (the “Termination Agreement,” which memorialized their determination that it is in their mutual best interests to terminate the Purchase Agreements upon the consummation of the transactions contemplated by the Business Combination Agreement.

The foregoing description of the Termination Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Termination Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.  The Series B Preferred Stock is being sold and issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and/or Rule 506 promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.03.

Item 8.01	Other Events.

Recent Developments

At Closing, Holdco will change its name to Innventure, Inc., and its common stock is expected to be listed on the Nasdaq Global Market (the “Nasdaq”) under the ticker symbol “INV” and its warrants are expected to be listed on Nasdaq under the ticker symbol “INVWW.”

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

3.1	Form of Series B Preferred Stock Certificate of Designation (included as Exhibit A to the Form of Series B Investment Agreement).

10.1	BCA Side Letter, dated September 24, 2024.

10.2	SSA Side Letter, dated September 24, 2024.

10.3	Form of Series B Investment Agreement.

10.4	Termination Agreement, dated September 20, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the parties or the parties’ respective management team’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future, including the Business Combination, the parties’ ability to close the Business Combination, the anticipated benefits of the Business Combination, including revenue growth and financial performance, product expansion and services, and the financial condition, results of operations, earnings outlook and prospects of Innventure and/or Learn CW, including, in all cases, statements for the period following the consummation of the Business Combination. Any statements contained herein that are not statements of historical fact are forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this current report are based on the current expectations and beliefs of the management of Learn CW and Innventure in light of their respective experience and their perception of historical trends, current conditions and expected future developments and their potential effects on Learn CW and Innventure as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting Learn CW or Innventure will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including those discussed and identified in the public filings made or to be made with the SEC by Learn CW, including in the final prospectus relating to Learn CW’s initial public offering, which was filed with the SEC on October 12, 2021 under the heading “Risk Factors,” or made or to be made by Learn SPAC Holdco, Inc., including in the Definitive Proxy Statement. These risks and uncertainties include: expectations regarding Innventure’s strategies and future financial performance, including its future business plans, expansion and acquisition plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, product and service acceptance, market trends, liquidity, cash flows and uses of cash, capital expenditures, and Innventure’s ability to invest in growth initiatives; the implementation, market acceptance and success of Innventure’s business model and growth strategy; Innventure’s future capital requirements and sources and uses of cash; that Innventure will have sufficient capital upon the approval of the Business Combination to operate as anticipated; Innventure’s ability to obtain funding for its operations and future growth; Holdco's ability to negotiate and close the Additional Preferred Stock Financing; developments and projections relating to Innventure’s competitors and industry; the occurrence of any event, change or other circumstances that could give rise to the termination of the BCA; the outcome of any legal proceedings that may be instituted against Learn SPAC Holdco, Inc., Learn CW or Innventure following announcement of the BCA and the transactions contemplated therein; the inability to complete the Business Combination due to, among other things, the failure to obtain Learn CW shareholder approval; regulatory approvals; the risk that the announcement and consummation of the Business Combination disrupts Innventure’s current plans; the ability to recognize the anticipated benefits of the Business Combination; unexpected costs related to the Business Combination; the amount of any redemptions by existing holders of Learn CW’s common stock being greater than expected; limited liquidity and trading of Learn CW’s securities; geopolitical risk and changes in applicable laws or regulations; the possibility that Learn CW and/or Innventure may be adversely affected by other economic, business, and/or competitive factors; the potential characterization of Innventure as an investment company subject to the Investment Company Act of 1940; operational risk; and the risk that the consummation of the Business Combination is significantly delayed or does not occur. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. All forward-looking statements in this current report are made as of the date hereof, based on information available to Learn CW and Innventure as of the date hereof, and Learn CW and Innventure assume no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

Additional Information and Where to Find It

In connection with the Business Combination, Learn SPAC Holdco, Inc. has filed a registration statement with the SEC containing a preliminary proxy statement of Learn CW, a preliminary consent solicitation statement of Innventure and a preliminary prospectus with respect to the combined company’s securities to be issued in connection with the Business Combination.  The Registration Statement has been declared effective and a definitive proxy statement/consent solicitation statement/prospectus relating to the Business Combination has been mailed to Learn CW shareholders and sent to Innventure unitholders. This Current Report on Form 8-K does not contain all the information that should be considered concerning the Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. Learn CW’s shareholders, Innventure’s unitholders and other interested persons are urged to read the definitive proxy statement/consent solicitation statement/prospectus and any amendments or supplements thereto and any other documents filed in connection with the Business Combination, as these materials contain important information about Innventure, Learn CW, the combined company and the Business Combination. The definitive proxy statement/consent solicitation statement/prospectus and other relevant materials for the Business Combination have been mailed to shareholders of Learn CW as of September 10, 2024. Such shareholders may also obtain copies of the definitive proxy statement/consent solicitation statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to Learn CW Investment Corporation, 11755 Wilshire Blvd., Suite 2320, Los Angeles, California 90025.

Participants in the Solicitations

Innventure, Learn CW and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Learn CW’s shareholders in connection with the Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Learn CW’s shareholders in connection with the Business Combination are set forth in the Registration Statement and are set forth in the Definitive Proxy Statement. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of Learn CW’s directors and officers in Learn CW’s filings with the SEC and such information is also set forth in the Definitive Proxy Statement.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This Current Report on Form 8-K does not constitute either advice or a recommendation regarding any securities. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act, or an exemption therefrom.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2024	LEARN CW INVESTMENT CORPORATION

	By:	/s/ Robert Hutter
	Name:	Robert Hutter
	Title:	Chief Executive Officer